Exhibit 5



                                 September 18, 1998


Aquarion Company

835 Main Street

Bridgeport, CT 06601-2353



Re:   Aquarion Company Stock Incentive Plan

      Registration Statement on Form S-8

      ---------------------------------------


Ladies and Gentlemen:


      We are counsel for Aquarion Company, a Delaware corporation (the

"Company"), and issue the following opinion in connection with a Registration

Statement on Form S-8 (the "Registration Statement"), to be filed by the

Company under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering by the Company of an additional 300,000 shares of its

Common Stock, no par value (the "Shares"), and related Preferred Share

Purchase Rights (the "Rights"), in connection with the Company's Stock

Incentive Plan (the "Plan").



      We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and By-laws of the Company, each as amended, and such other documents, corporate records,

certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion.  We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  We have not independently verified such information and assumptions.



      We are members of the Bar of the State of Connecticut and we express no opinion as to the law of any jurisdiction other than the laws of the State of

Connecticut and Delaware corporate law.


      Subject to the foregoing and based on such examination and review, we are of the opinion that:



      1.    When the Registration Statement has become effective under the Act and the Shares have been issued and delivered against payment therefor in accordance with the applicable provisions of the Plan, the Shares issued pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable.



      2.    Assuming that the Rights Agreement, dated as of June 25, 1996,

between the Company and ChaseMellon Shareholder Services, L.L.C.

("ChaseMellon") has been duly authorized, executed and delivered by

ChaseMellon, when the Registration Statement has become effective under the

Act and the shares have been validly issued and delivered as contemplated in the preceding paragraph, the Rights attributable to the Shares will be validly issued.



      We hereby consent to the filing of this opinion as an exhibit to the

Registration Statement.  In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under

Section 7 of the Act, or the rules and regulations of the Securities and

Exchange Commission thereunder.



                           Very truly yours,



                           DAY, BERRY & HOWARD L.L.P.

                               /s/MICHAEL F. HALLORAN
                           By:______________________________

                                 Michael F. Halloran

MFH:SSFC/VW
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